Exhibit 5.9

411 East Wisconsin Avenue Suite 2350 Milwaukee, Wisconsin 53202-4426 414.277.5000 Fax 414.271.3552 www.quarles.com	Attorneys at Law in Milwaukee and Madison, Wisconsin Naples and Tampa, Florida Phoenix and Tucson, Arizona Chicago, Illinois Washington, DC Shanghai, China

June 4, 2012

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Fidelity National Information Services, Inc.—5.000% Senior Notes Due 2022

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to those subsidiaries listed on Schedule 1 hereto (the “Opinion Parties”) of Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), in connection with the filing by the Company of its registration statement on Form S-4 filed with the Securities and Exchange Commission on June 4, 2012 (as amended or supplemented, the “Registration Statement”). The Registration Statement relates to the contemplated exchange of up to $700,000,000 aggregate principal amount of its 5.000% Senior Notes due 2022 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding unregistered 5.000% Senior Notes due 2022 (the “Original Notes”).

The Original Notes were issued, and the Exchange Notes will be issued, pursuant to the terms and conditions of, and in the form set forth in, the indenture dated as of March 19, 2012, as supplemented by a supplemental indenture dated May 11, 2012 (as so supplemented, the “Indenture”) by and among the Company, The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and the guarantors party thereto, which guarantors include the Opinion Parties. The Exchange Notes will be guaranteed by the Opinion Parties in accordance with the terms of Opinion Parties’ guarantee as set forth in the Indenture (the “Guarantee”).

For purposes of this opinion, we have reviewed copies of the “Opinion Documents” listed on Schedule 2 attached hereto and copies of the “Organizational Documents” listed on Schedule 3 attached hereto.

In rendering this opinion we have, with your permission, relied on the representations made in the Indenture and the Guarantee, certificates of public officials, a composite officers’ certificate from the Opinion Parties (the “Officers’ Certificate”), and certain resolutions relating

June 4, 2012

Fidelity National Information Services, Inc.

to the transactions contemplated by the foregoing documents and adopted by the board of directors, sole director, board of managers, sole manager, and members, as applicable, of the Opinion Parties, and the officer’s certificate delivered pursuant to the transactions contemplated by the foregoing documents, as to certain factual matters and assumed, without investigation, verification, or inquiry, that:

(a)	Each party to the Opinion Documents, other than the Opinion Parties, is validly existing and in good standing, active status or the equivalent as a corporation, limited liability company, association or other legal entity under the laws of its jurisdiction of incorporation, organization or formation;

(b)	Each party to the Opinion Documents, other than the Opinion Parties, has the necessary right, power and authority to execute and deliver, and perform its obligations, if any, under the Opinion Documents; the Opinion Documents have been duly authorized by all parties thereto, other than the Opinion Parties; and the Opinion Documents constitute the legal, valid and binding obligations of all parties thereto;

(c)	The Opinion Documents have been duly executed, delivered and accepted by all parties thereto;

(d)	All natural persons who are signatories to the Opinion Documents or the other documents reviewed by us were legally competent at the time of execution; all signatures on the Opinion Documents and the other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original;

(e)	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

(f)	The conduct of the parties to the Opinion Documents has complied with any requirement of good faith, fair dealing and conscionability;

(g)	There are no agreements or understandings among the parties, written or oral (other than the Opinion Documents and the instruments and agreements executed and delivered by the Opinion Parties pursuant to the Opinion Documents) (we have no actual knowledge of any such agreements or understandings), and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Opinion Documents; and

(h)	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

June 4, 2012

Fidelity National Information Services, Inc.

Based upon the foregoing, but subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	Each of the Opinion Parties has been duly organized under the laws of its jurisdiction of organization as set forth on Schedule 1 hereto and is validly existing and in good standing under the laws of such jurisdiction.

2.	Each of the Opinion Parties has the corporate or limited liability company (as applicable) power to enter into and perform its obligations under the Indenture.

3.	The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of the Opinion Parties.

4.	The Guarantee by the Opinion Parties with respect to the Exchange Notes has been duly authorized by the Opinion Parties.

The foregoing opinions are subject to the following additional assumptions, limitations and qualifications:

(a)	As to questions of fact material to this opinion, we have relied, with your permission, upon the sources of information referred to in the fourth paragraph of this opinion letter.

(b)	Our opinion in paragraph 1 is based solely upon our review of certificates from the secretaries of state (or comparable office) of the jurisdiction in which the applicable Opinion Party is incorporated, organized or formed.

(c)	We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the substantive laws (excluding their applicable choice of law rules) of the States of Arizona, Michigan, Nevada, or Wisconsin (collectively, the “Opinion Jurisdictions”).

(d)	None of the opinions or other advice contained herein considers or covers any federal, state or foreign securities (or “blue sky”) laws or regulations.

(e)	We express no opinion concerning the contents of the Registration Statement or any related prospectus.

(f)	Although the Exchange Notes may be issued from time to time on a delayed or continuous basis, the opinions herein are limited to laws (including, without limitation, rules and regulations thereunder), as in effect on the date of this opinion letter, which laws are subject to change with possible retroactive effect.

These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility

June 4, 2012

Fidelity National Information Services, Inc.

to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee(s) of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein. We also have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opinion Jurisdictions has established its unconstitutionality or invalidity.

This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressees hereof and may not be relied upon by any other person or entity, except we consent to Kirkland & Ellis, LLP relying on this opinion letter for the purpose of issuing its opinion to be filed as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ QUARLES & BRADY LLP

QUARLES & BRADY LLP

Schedule 1

Opinion Parties

Entity Name	Jurisdiction of Organization

Kirchman Corporation	Wisconsin

MBI Benefits, Inc.	Michigan

Metavante Corporation	Wisconsin

Metavante Payment Services AZ Corporation	Arizona

TREEV LLC	Nevada

Vicor, Inc.	Nevada

Schedule 2

Opinion Documents

1.	The Indenture

2.	The Guarantee

Schedule 3

Organizational Documents

Kirchman Corporation:

Certified copy of articles of incorporation from the State of Wisconsin

Certificate of status in the State of Wisconsin

Certificate of Secretary as to:

Charter

By-laws

Resolutions

MBI Benefits, Inc.:

Certified copy of articles of incorporation from the State of Michigan

Certificate of good standing in the State of Michigan

Certificate of Secretary as to:

Charter

By-laws

Resolutions

Metavante Corporation:

Certified copy of articles of incorporation from the State of Wisconsin

Certificate of status in the State of Wisconsin

Certificate of Secretary as to:

Charter

By-laws

Resolutions

Metavante Payment Services AZ Corporation:

Certified copy of articles of incorporation from the State of Arizona

Certificate of good standing in the State of Arizona

Certificate of Secretary as to:

Charter

By-laws

Resolutions

TREEV LLC:

Certified copy of articles of organization from the State of Nevada

Certificate of good standing in the State of Nevada

Certificate of Secretary as to:

Charter

Operating Agreement

Resolutions

Vicor, Inc.:

Certified copy of articles of incorporation from the State of Nevada

Certificate of good standing in the State of Nevada

Certificate of Secretary as to:

Charter

By-laws

Resolutions

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